GCT Semiconductor Announces Licensing Agreement with Leading Satellite Communications Provider to Accelerate Global 5G Connectivity

SAN JOSE, CA – January 29, 2026 – GCT Semiconductor Holding Inc. (“GCT” or the "Company") (NYSE: GCTS), a leading designer and supplier of advanced 5G and 4G semiconductor solutions, today announced that it has licensed its 5G and 4G chipsets to one of the world’s largest satellite communications providers.  The agreement enables the integration of GCT’s 5G and 4G chipsets into the satellite provider’s user equipment, unlocking new capabilities for global, resilient, and high-bandwidth connectivity, both via satellite and terrestrial networks. This agreement also establishes a clear pathway for future chipset sales as the satellite provider will leverage GCT’s newly released 5G chipset to enable direct-to-satellite applications within its rapidly expanding network. Shipments of the 5G products supporting this initiative are expected to begin as early as the second half of this year.

“This collaboration positions both companies at the forefront of emerging and growing 5G-to-space networks that aim to deliver coverage globally, including underserved regions, and aims to accelerate the industry’s transition toward unified terrestrial-satellite networks,” said John Schlaefer, CEO of GCT. “By combining our advanced 5G semiconductor solutions with the global satellite footprint, we’re enabling a new era of always-on connectivity that is more robust, more flexible, and more accessible than ever before.”

Under the terms of the agreement, GCT will provide access to its chipset portfolio for use in multiple user devices to provide a complete product line of choice for all use cases.  With GCT’s expertise in non-terrestrial connectivity and its proprietary mode-switching capabilities, these devices will be well-positioned to surpass expectations shaped by the disappointing performance of the current generation of non-terrestrial equipment.

About GCT Semiconductor Holding, Inc.

GCT is a leading fabless designer and supplier of advanced 5G and 4G LTE semiconductor solutions. GCT’s market-proven solutions have enabled fast and reliable 4G LTE connectivity to numerous commercial devices such as CPEs, mobile hotspots, routers, M2M applications and smartphones, etc., for the world’s top wireless carriers. GCT’s system-on-chip solutions integrate radio frequency, baseband modem and digital signal processing functions, therefore offering complete 4G and 5G platform solutions with small form factors, low power consumption, high performance, high reliability, and cost-effectiveness. For more information, visit www.gctsemi.com.

Contacts:

•	Investor relations website: investors.gctsemi.com
•	Investor relations contact: Gateway Group, Ralf Esper, GCT@gateway-grp.com
•	Media contact: media@gctsemi.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, statements regarding GCT’s collaboration with satellite communications provider and expectation with respect to shipment of GCT’s 5G products. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: the ability of the Company to develop its 5G products and generate revenue; the ability of the Company to enter into and meet the obligations under partnership and collaboration agreements; the ability of the Company to grow and manage growth profitability and retain its key employees; the Company’s financial and business performance, including the Company’s financial projections and business metrics; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans; the Company’s inability to anticipate the future market demands and future needs of its customers; the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on the Company’s sourcing operations and supply chain; the Company’s future capital requirements and sources and uses of cash; the ability of the Company to raise sufficient capital to fund its operations; the ability to implement business plans, forecasts, and other expectations, including the growth of the 5G market; the risk that the Company may not be able to repay its debt; the risk of economic downturns that affects the

Company's business operation and financial performance; the risk that the Company may not be able to develop and design its products acceptable to its customers; actual or potential conflicts of interest of the Company's management with its public stockholders; and other risks and uncertainties indicated from time to time in the Company’s filings with SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and those disclosures under the "Risk Factors" section therein. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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